Exhibit 99.1
Schedule A

TRADING HISTORY

The amounts reported in the “Weighted Average Price” column in the table below reflect a weighted average price for the shares of Common Stock purchased or sold by an investment fund managed by the Reporting Person indicated.  The shares of Common Stock were purchased or sold, as applicable, in multiple transactions, each at a price within the ranges of price set forth in the “Range of Prices” column in the table below. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the ranges of prices set forth in the table below.

Trade Date	Name	Amount	Weighted Average Price	Range
7/10/2015	Point72 Asset Management, L.P.	- 39312	25.24080	25.020 - 25.440
7/10/2015	Cubist Systematic Strategies, LLC	743	25.18271	25.010 - 25.290
7/10/2015	Cubist Systematic Strategies, LLC	- 4356	25.32612	25.200 - 25.420
7/10/2015	Cubist Systematic Strategies, LLC	100	25.25000	25.250 - 25.250
7/10/2015	Cubist Systematic Strategies, LLC	- 118	25.26000	25.260 - 25.260
7/10/2015	EverPoint Asset Management, LLC	- 100000	25.20706	25.000 - 25.430
7/10/2015	Rubric Capital Management, LLC	50000	25.22382	25.120 - 25.270
7/10/2015	Point72 Asset Management, L.P.	- 3588	25.26623	25.020 - 25.430
7/13/2015	Point72 Asset Management, L.P.	- 34036	25.62708	25.540 - 25.760
7/13/2015	Cubist Systematic Strategies, LLC	- 829	25.53934	25.410 - 25.710
7/13/2015	Cubist Systematic Strategies, LLC	300	25.70000	25.690 - 25.710
7/13/2015	Cubist Systematic Strategies, LLC	- 234	25.59000	25.590 - 25.590
7/13/2015	Point72 Asset Management, L.P.	- 3664	25.62963	25.560 - 25.740
7/14/2015	Point72 Asset Management, L.P.	- 27408	25.56542	25.490 - 25.610
7/14/2015	Cubist Systematic Strategies, LLC	- 700	25.38714	25.360 - 25.550
7/14/2015	Cubist Systematic Strategies, LLC	3187	25.56622	25.390 - 25.590
7/14/2015	Cubist Systematic Strategies, LLC	800	25.58000	25.580 - 25.580
7/14/2015	EverPoint Asset Management, LLC	- 100000	25.59951	25.580 - 25.620
7/14/2015	Rubric Capital Management, LLC	50000	25.56834	25.380 - 25.600
7/14/2015	Point72 Asset Management, L.P.	- 3999	25.56263	25.490 - 25.610
7/15/2015	Point72 Asset Management, L.P.	- 300	24.98000	24.980 - 24.980
7/15/2015	Point72 Asset Management, L.P.	- 23713	25.07463	25.000 - 25.260
7/15/2015	Cubist Systematic Strategies, LLC	6216	25.14739	25.030 - 25.260
7/15/2015	Cubist Systematic Strategies, LLC	- 1738	25.15069	25.040 - 25.490
7/15/2015	Cubist Systematic Strategies, LLC	- 500	24.97600	24.960 - 24.990
7/15/2015	Cubist Systematic Strategies, LLC	- 4192	25.04697	25.010 - 25.090
7/15/2015	Cubist Systematic Strategies, LLC	4493	25.05398	25.045 - 25.070
7/15/2015	EverPoint Asset Management, LLC	- 700	24.96143	24.950 - 24.970
7/15/2015	EverPoint Asset Management, LLC	- 149300	25.02277	25.000 - 25.310
7/15/2015	Rubric Capital Management, LLC	100000	25.08038	25.000 - 25.265
7/15/2015	Point72 Asset Management, L.P.	- 2580	25.08229	25.000 - 25.240
7/16/2015	Point72 Asset Management, L.P.	- 24429	24.54231	24.440 - 24.720
7/16/2015	Cubist Systematic Strategies, LLC	- 1400	24.53643	24.450 - 24.690
7/16/2015	Cubist Systematic Strategies, LLC	8138	24.57531	24.450 - 24.850

Trade Date	Name	Amount	Weighted Average Price	Range
7/16/2015	Cubist Systematic Strategies, LLC	- 800	25.01000	25.010 - 25.010
7/16/2015	Cubist Systematic Strategies, LLC	840	24.48190	24.460 - 24.500
7/16/2015	EverPoint Asset Management, LLC	- 300000	24.54388	24.450 - 24.825
7/16/2015	Rubric Capital Management, LLC	70000	24.58814	24.410 - 24.830
7/16/2015	Point72 Asset Management, L.P.	- 2971	24.55653	24.430 - 24.720
7/17/2015	Point72 Asset Management, L.P.	- 40252	24.14221	24.070 - 24.210
7/17/2015	Point72 Asset Management, L.P.	500	24.16115	24.100 - 24.210
7/17/2015	Cubist Systematic Strategies, LLC	500	24.17600	24.170 - 24.200
7/17/2015	Cubist Systematic Strategies, LLC	- 13872	24.22336	24.090 - 24.570
7/17/2015	Cubist Systematic Strategies, LLC	6902	24.10312	24.095 - 24.120
7/17/2015	Cubist Systematic Strategies, LLC	- 8273	24.13813	24.060 - 24.210
7/17/2015	Point72 Asset Management, L.P.	- 6448	24.14380	24.090 - 24.205
7/20/2015	Point72 Asset Management, L.P.	200	23.67000	23.670 - 23.670
7/20/2015	Point72 Asset Management, L.P.	- 43360	23.67997	23.510 - 23.910
7/20/2015	Cubist Systematic Strategies, LLC	- 10952	23.70205	23.540 - 23.900
7/20/2015	Cubist Systematic Strategies, LLC	4006	23.70293	23.520 - 23.890
7/20/2015	Cubist Systematic Strategies, LLC	100	24.07000	24.070 - 24.070
7/20/2015	Cubist Systematic Strategies, LLC	- 300	24.18000	24.180 - 24.180
7/20/2015	Cubist Systematic Strategies, LLC	- 917	23.68455	23.640 - 23.690
7/20/2015	EverPoint Asset Management, LLC	- 304791	23.85671	23.850 - 23.900
7/20/2015	Point72 Asset Management, L.P.	- 7140	23.68233	23.520 - 23.910